UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2007

CITIBANK CREDIT CARD ISSUANCE TRUST
(Issuing Entity in respect of the Notes)
(Exact name of issuing entity as specified in its charter)

DELAWARE	333-131355-01	NOT APPLICABLE
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

CITIBANK CREDIT CARD MASTER TRUST I
(Issuing Entity in respect of the Collateral Certificate)
(Exact name of issuing entity as specified in its charter)

NEW YORK	333-131355-03	NOT APPLICABLE
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

CITIBANK (SOUTH DAKOTA), NATIONAL ASSOCIATION
(Exact name of depositor and sponsor as specified in its charter)

UNITED STATES OF AMERICA	333-131355	46-0358360
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

701 East 60th Street, North Sioux Falls, South Dakota	57117
(Address of principal executive offices of depositor and sponsor)	(Zip Code)

Registrant's telephone number, including area code: (605) 331-2626
(Former name or former address, if changed since last report): Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Citibank Credit Card Issuance Trust, the sole Series 2000 Certificateholder, has elected to extend the Series 2000 Termination Date from the September 2035 Distribution Date to the September 2060 Distribution Date in accordance with the terms of the Series 2000 Supplement. The Termination Date extension was effective as of February 2, 2007.

Capitalized terms used but not defined herein have the meanings ascribed to such terms in the Series 2000 Supplement dated as of September 26, 2000, to the Amended and Restated Pooling and Servicing Agreement dated as of October 5, 2001, each as amended through the date hereof, between Citibank (South Dakota), National Association, as Seller, Servicer and successor by merger to Citibank (Nevada), National Association, as Seller, and Deutsche Bank Trust Company Americas, as Trustee.

Attached as Exhibit 99 hereto is a copy of the Notice of Extension of Series 2000 Termination Date.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is filed herewith:

Exhibit 99	Notice of Extension of Series 2000 Termination Date dated February 2, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIBANK (SOUTH DAKOTA),
NATIONAL ASSOCIATION,
as Depositor of Citibank Credit Card Issuance Trust
and Citibank Credit Card Master Trust I
(Registrant)

By: /s/ Douglas C. Morrison
--------------------------------------
Douglas C. Morrison
Vice President

Dated: February 5, 2007

EXHIBIT INDEX
Exhibit No.
99	Notice of Extension of Series 2000 Termination Date dated February 2, 2007